UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-24185

Date of Report: June 27, 2007

CHINA AOXING PHARMACEUTICAL COMPANY, INC.
(Exact name of registrant as specified in its charter)
Florida	65-0636168
(State of Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

444 Washington Blvd., Unit 2424, Jersey City, NJ	07310
(Address of principal executive offices)	(Zip Code)

(201) 420-1076
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Director; Election  of Director

On June 27, 2007 Zhongshun Qiao submitted his resignation from the Board of Directors of China Aoxing Pharmaceutical Company, Inc.

On June 29, 2007 the Board of Directors elected Jiaqi Wang to fill the vacancy on the Board.  Information regarding Mr. Wang follows.

Jiaqi Wang has been employed since 2006 as the Chairman of Hebei Jinzita Investment Company, Ltd. and Chairman of Hebei Da Feng Investment Company, Ltd., companies that he founded in order to focus on corporate finance and mergers and acquisitions in China.  From 2004 to 2006 Mr. Wang was employed as General Manager of Shijiazhuang Zhong Hong Company and as General Manager of Shijiazhuang Zhu Ye Property Development Company.  From 1884 to 2004 Mr. Wang was employed by the Bank of China in various managerial positions, ultimately serving as Vice General Manager of the Shijiazhuang Branch of the Bank of China.  In 1990 Mr. Wang was awarded an Associate Degree in International Finance by the Bank of China Community College in Beijing.  In 2002 he was awarded a Bachelor Degree in Finance by the Hebei University of Economics and Business.  Mr. Wang has also earned a Mid-Level Certificate in Accounting from the London Chamber of Commerce and Industry.  Jiaqi Wang is 44 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Aoxing Pharmaceutical Company, Inc.

Dated:  July 2, 2007

By: /s/ Zhenjiang Yue

       Zhenjiang Yue, Chief Executive Officer